Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-123549 on Form S-3 and in Registration Statement No.’s 333-23237, 333-41327, 333-41291, 333-62157, 333-62151, 333-71892, 333-129391 and 333-129392 on Forms S-8 of our report dated 19 March 2008, relating to the 31 December 2007 financial statements of Quest Retail Technology Pty Ltd (which report expresses an unqualified opinion except that the financial statements do not disclose comparative information), appearing in this Form 8-K/A of Radiant Systems, Inc. dated March 19, 2008.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu

Adelaide, South Australia, Australia
March 19, 2008